Exhibit 99.1

CUSIP NO. 29788T103

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock of E2Open Parent Holdings, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings. This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned hereby executed this Agreement as of this 10th day of September, 2021.

TEMASEK HOLDINGS (PRIVATE) LIMITED

By:	/s/ Jason Norman Lee
Name:	Jason Norman Lee
Title:	Authorized Signatory

TEMASEK CAPITAL (PRIVATE) LIMITED

By:	/s/ Gregory Tan
Name:	Gregory Tan
Title:	Director

SELETAR INVESTMENTS PTE. LTD.

By:	/s/ Tabitha Sum Wei Ching
Name:	Tabitha Sum Wei Ching
Title:	Director

ARANDA INVESTMENTS PTE. LTD.

By:	/s/ Tabitha Sum Wei Ching
Name:	Tabitha Sum Wei Ching
Title:	Director